Exhibit 3.62

Form 205 (revised 9/05)		This space reserved for office use.
Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 **Filing Fee: $200**	**Articles of Organization For A Texas Limited Liability Company Act**	FILED In the Office of the Secretary of State of Texas DEC 12 2005 Corporations Section

Article 1 – Name

The name of the limited liability company is as set forth below:

Third Coast Towing, LLC

The name of the entity must contain the words "Limited Liability Company" or "Limited Company," or an accepted abbreviation of such terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

Article 2 – Registered Agent and Registered Office (Select and complete either A or B and complete C.)

☐ A. The initial registered agent is an organization (**cannot be company named above**) by the name of:

OR

☒ B. The initial registered agent is an individual resident of the state whose is set forth below.

First Name	M.I.	Last Name	Suffix
Jeff		Kirby	

C: The business address of the registered agent and the registered office address is:

Street Address	City		Zip Code
600 Leopard St., Suite 1702	Corpus Christi	TX	78473

Article 3 – Management

A. ☐ The limited liability company is to be managed by managers. The names and addresses of the initial managers are set forth below:

OR (Select either option A or option B; do not select both.)

B. ☒ The limited liability company will not have managers. Management of the company is reserved to the members. The names and addresses of the initial members are set forth below:

Manager/Member Name and Address Information

MANAGER/MEMBER 1

LEGAL ENTITY: The manager/member is a legal entity named:

INDIVIDUAL: The manager/member is an individual whose name is set forth below:

First Name	M.I.	Last Name	Suffix
Jeff		Kirby	

ADDRESS OF MANAGER/MEMBER 1:

Street Address	City	State	Zip Code
600 Leopard St., Suite 1702	Corpus Christi	TX	78473

MANAGER/MEMBER 2

LEGAL ENTITY: The manager/member is a legal entity named:

INDIVIDUAL: The manager/member is an individual whose name is set forth below.

RECEIVED
DEC 12 2005
Secretary of State

First Name	M.I	Last Name	Suffix

ADDRESS OF MANAGER/MEMBER 2:

Street Address	City	State	Zip Code

MANAGER/MEMBER 3:

LEGAL ENTITY: The manager/member is a legal entity named:

INDIVIDUAL: The manager/member is an individual whose name is set forth below.

First Name	M.I.	Last Name	Suffix

ADDRESS OF MANAGER/MEMBER 3:

Street Address	City	State	Zip Code

Article 4 – Duration

The period of duration is perpetual.

Article 5– Purpose

The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized.

Supplemental Provisions/Information

Text Area

[The attached addendum are incorporated herein by reference.]

Organizer

The name and address of the organizer is set forth below.

Name

Jeff Kirby

Street Address	City	State	Zip Code
600 Leopard St. #1702	Corpus Christi	TX	78473

Effectiveness of Filing

A. [x] This document will become effective when the document is filed by the secretary of state.

OR

B. [ ] This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is ____

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Signature of organizer